UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant ☑
Filed by a Party other than the registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☑	Soliciting Material Pursuant to § 240.14a-12

First Data Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by First Data Corporation

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: First Data Corporation

Commission File No.: 001-11073

THIS FILING CONSISTS OF A PRESS RELEASE ISSUED BY FIRST DATA CORPORATION ON JUNE 14, 2007.

Contacts: Investor Relations: Silvio Tavares, 303-967-8276 silvio.tavares@firstdata.com	Media Relations: Colin Wheeler, 303-967-6553 colin.wheeler@firstdata.com

First Data Announces Record Date for Special Shareholder Meeting

__________________________________________________

Denver, CO, June 14, 2007 – First Data Corp. (NYSE: FDC) today announced that, subject to approval by its Board of Directors, the record date for a special meeting of shareholders to vote on the proposed acquisition of First Data by an affiliate of Kohlberg Kravis Roberts & Co. (KKR) is expected to be June 21, 2007. The date and location of the special meeting will be announced separately.

On May 29, 2007, First Data filed a preliminary proxy statement in connection with the proposed transaction with the Securities and Exchange Commission. The proxy statement, once final, will be mailed together with a proxy card to First Data shareholders of record as of the record date. First Data expects the final proxy statement to be available shortly.

About First Data

First Data Corp. (NYSE: FDC) is a leading provider of electronic commerce and payment solutions for businesses worldwide. Serving over 5 million merchant locations, 1,900 card issuers and their customers, First Data powers the global economy by making it easy, fast and secure for people and businesses around the world to buy goods and services using virtually any form of payment. The company’s portfolio of services and solutions includes merchant transaction processing services; credit, debit, private-label, gift, payroll and other prepaid card offerings; fraud protection and authentication solutions; electronic check acceptance services through TeleCheck; as well as Internet commerce and mobile payment solutions. The company’s STAR Network offers PIN-secured debit acceptance at 2 million ATM and retail locations. For more information, visit www.firstdata.com.

Additional Information About the Merger and Where to Find It

In connection with this proposed transaction announced on April 2, 2007 with New Omaha Holdings, L.P., an affiliate of Kohlberg Kravis Roberts and Co., First Data Corporation (the “Company”) will file a proxy statement with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s Web site www.sec.gov or from First Data Corporation, Investor Relations Department at 6200 S. Quebec Street, Suite 340, Greenwood Village, Colorado 80111, (303) 967-6756.

Participants in the Solicitation

First Data Corporation and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company and its directors and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement for the 2007 Annual Meeting of Stockholders of the Company, which was filed with the SEC on April 17, 2007, and the preliminary proxy statement for the special meeting to consider the proposed transaction filed with the SEC on May 29, 2007. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.